CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation in this Registration Statement on Form SB-2 of our report included herein dated March 17, 2003, relating to the financial statements of Kingsate Acquisitions, Inc. (successor to Look Models International, Inc.), and to the reference to our Firm under the caption "Experts" in the Prospectus.





HORWATH GELFOND HOCHSTADT PANGBURN, P.C.

Denver, Colorado
September 2, 2003